Exhibit 10.3

               SELECTIVE INSURANCE GROUP, INC.
               STOCK OPTION PLAN FOR DIRECTORS


I.   PURPOSE
The purpose of this Stock Option Plan for Directors (the "Plan") of Selective Insurance Group, Inc. (the "Company") is to encourage ownership of the Company's common stock, $2.00 par value ("Common Stock"), by outside directors of the Company, whose services are considered essential to the Company's progress, and to thereby provide them with a further incentive to continue as directors of the Company.

II.  PARTICIPATION IN THE PLAN
All directors of the Company who are not full-time employees of the Company or any subsidiary of the Company ("Director(s)") shall participate in the Plan except for any Director who shall elect in a written notice to the Secretary of the Company not to participate in the Plan.

III. COMMON STOCK SUBJECT TO THE PLAN
The maximum number of shares of Common Stock available for the exercise of options granted under the Plan ("Option(s)") shall be two hundred thousand (200,000) shares. Such number of shares of Common Stock shall be subject to adjustment as provided in
Section VIII of the Plan. If any outstanding Option expires or is terminated for any reason without having been exercised in full, the shares of Common Stock covered by the unexercised portion of such Option shall again become available for the grant of Options.

IV.  NONSTATUTORY STOCK OPTIONS
All Options shall be nonqualified Options and shall not be entitled to tax treatment under Section 422A of the Internal
Revenue Code of 1986, as amended to date, and as may be amended from time to time (the "Code").

V.   TERMS, CONDITIONS AND FORM OF OPTIONS

(a) Option Agreements. Each Option granted under the Plan shall be evidenced by a written agreement in the form annexed hereto as Exhibit A-1.

(b) Grant of Options. An Option to purchase one thousand five hundred (1,500) shares of Common Stock shall be granted automatically to each Director on March 1 or, if March 1 is not a business day, on the next succeeding business day of each year, commencing March 1, 1990, during the term of the Plan.

(c) Options Not Transferable. Except as otherwise expressly provided in Section V(d) of the Plan, each Option shall not be transferable by the optionee, except by will or by the laws of descent and distribution and shall be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Except as otherwise expressly provided in Section V(d) of the Plan, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (d) Transfer of Options. Notwithstanding anything in the Plan to the contrary, each Option granted or to be granted to any optionee under the Plan shall be transferable by such optionee, by gift or pursuant to a domestic relations order, to any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (collectively "Family Members"), (ii) any trust or trusts in which any Family Members have more than fifty percent (50%) of the beneficial interest, (iii) any foundation in which the optionee or any Family Members control the management of assets and/or (iv) any other entity in which the optionee or any Family Members own more than fifty percent (50%) of the voting interests, provided that (x) the agreement or assignment pursuant to which such Options are transferred must provide for such transferability only in a manner consistent with the provisions of the Plan, (y) subsequent transfers of transferred Options shall be prohibited except in accordance with Section V(c) of the Plan and (z) any transfer of Options not in compliance with this Section V(d) shall be void and of no effect. Following the transfer of any Options, the transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the provisions of the Plan shall continue to apply to such transferred Options; and it is further

     (e) Exercise of Option. Each Option shall become exercisable on the first anniversary of the date upon which it was granted; provided, however, that any outstanding Option that is not yet exercisable shall become exercisable in full (i) upon the retirement of the optionee because of total and permanent disability or upon the death of the optionee, as hereinafter provided or (ii) six months after the retirement of the optionee for any other reason. No Option shall be exercisable after the expiration of ten (10) years from the date upon which such Option is granted.

     (f) Exercise by Representative Following Death or Disability of Director. In the event of the death or disability of an optionee, any Option outstanding as of the date of death or disability may be exercised, in whole or in part, by the optionee's executor, administrator, guardian or legal representative in accordance with the terms of such Option.

     (g) Exercise of Options. Options may be exercised by written notice to the Company addressed to the office of the Secretary of the Company and accompanied by payment in cash or in shares of Common Stock of the Company for the full exercise price for the shares as to which they are exercised.

VI.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

     No Option shall be extended or renewed, and no Option shall be
     granted in substitution for any Option granted.  No    Option
     shall be modified oar amended without the consent of the optionee or the optionee's executor, administrator, guardian or legal representative.

VII. OPTION EXERCISE PRICE

     The exercise price for each share of Common Stock covered by an Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of such Option and shall be payable in cash. For the purposes of the Plan, the term "Fair Market Value" shall mean the average of the highest and lowest quoted selling prices for a share of Common Stock on the date of grant of an Option, or, if the date of grant of the Option is not a business day, on the next succeeding business day, as reported on the NASDAQ National Market System. If there is no sale of Common Stock reported on such date, "Fair Market Value" shall mean the average of the highest asked and lowest bid prices for a share of common Stock on such date as reported on the NASDAQ National Market System.

VIII.     GENERAL PROVISIONS

     (a) Assignments. The rights and benefits under this Plan may not be assigned except as provided in Section V hereof.

     (b)  Term of the Plan.  No Options shall be granted more than ten
     (10) years after the effective date of this Plan.

     (c)  Limitation of Rights.  Neither the Plan, nor the granting of
          an Option, nor any other action taken pursuant to      the
          Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time or at any particular rate of compensation. An optionee shall have no rights as a stockholder with respect to the shares covered by such optionee's Options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date precedes the date such certificate is issued.

     (d) Adjustments. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other changes in the corporate structure or capitalization affecting Common Stock, adjustments shall be made in the number (including the aggregate numbers specified in Section III) and kind of shares which are or may become subject to Options granted or to be granted hereunder.

     (e) Effective Date. This Plan shall take effect on and as of March 1, 1990, upon approval of the Plan by the stockholders or the Company. In no event shall any Option become exercisable until twenty (20) days after the filing with the Securities and Exchange Commission of a registration statement on Form S-8, or such other form of registration statement, if any, as shall be required.

     (f) Amendment. The Board of Directors of the Company may suspend or discontinue the Plan at any time. The Plan may be amended by the Board of Directors but may not be amended more than once every six (6) months so as to: (i) change the class of persons eligible to receive Options; (ii) change the timing of grants of Options; or (iii) change the amount of Options to be granted to Directors under the Plan, other than amendments made to comport with changes in the Code or rules thereunder.

     (g) Administrative Discretion. No discretion concerning decisions regarding the Plan shall be afforded to any person who is not a "disinterested person," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule, as in effect from time to time.

     (h) Notice. Any written notice to the Company required by any of the provisions of this Plan or the Option Agreement under the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

IX.  GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of New Jersey and construed accordingly.



Revised: 05-07-99